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                            LNB BANCORP, INC.


                             Exhibit Index


          Exhibit Number               Description
         ----------------        -------------------------

             99.1                Press Release of LNB Bancorp, Inc.
                                 regarding being named to The Plain
                                 Dealer 100

































                                 Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:

James H. Weber
Senior Vice President,
Marketing and Investor Relations Officer
Tel: (440) 989-3005

Mitchell J. Fallis, CPA
Vice President and
Chief Accounting Officer
Tel: (440) 244-7145

Gregory D. Friedman, CPA
Executive Vice President,
Corporate Secretary and
Chief Financial Officer
Tel: (440) 244-7143

LNB BANCORP, INC., RANKS 71 ON 'THE PLAIN DEALER 100'

LORAIN, OHIO-JULY 30, 2003-LNB BANCORP, INC. (Nasdaq: LNBB), today announced that it has been named to "The Plain Dealer 100," achieving an overall ranking of 71 on the annual list, up from number 75 in 2002.

"The Plain Dealer 100" is a ranking of regional public companies based on various performance categories. The measures used to rank the Ohio-based companies included: revenues and market capitalization for 2002; revenue and net income growth, return on average common equity (ROAE) and total return (percentage change in a company's stock price, plus dividends paid) during the 2000-2002 period; and expansion of net income margin from 2001 to 2002.

Gary C. Smith, LNB Bancorp, Inc., Chief Executive Officer, stated: "We are pleased to have once again generated the results necessary to be included in 'The Plain Dealer 100.' Our organization's performance continues to gain recognition within the investment community as reflected by its prominent ranking in a number of other recent surveys when compared with its financial industry peers as well as organizations in broadly diverse industries. The reasons are clear: we continually strive to enhance shareholder value through disciplined, sustainable and profitable growth, unwavering efficiency improvement and by delivering extraordinary service to our customers."

About LNB Bancorp, Inc.

LNB Bancorp, Inc., is a $753-million financial holding company with two wholly owned subsidiaries: The Lorain National Bank and Charleston Insurance Agency, Inc., and a 49-percent-owned subsidiary, Charleston Title Agency, LLC. LNB Bancorp's primary subsidiary, The Lorain National Bank, provides a
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full spectrum of financial services, including full-service community banking, specializing in commercial, mortgage and personal banking services, and investment and trust services. Lorain National Bank also offers long-term, fixed-rate mortgages via the secondary mortgage market. Brokerage services including stocks, bonds, mutual funds and variable-annuity investments are also offered at Lorain National Bank through Raymond James Financial Services, Inc. (member NASD/SIPC), a registered broker/dealer. North Coast Community Development Corporation, a wholly owned subsidiary of The Lorain National Bank, is a community development entity (CDE), formed and approved in 2002, that will provide qualified community businesses with debt financing including commercial mortgage, construction, and commercial equipment loans aimed at stimulating economic growth and job creation in low- and moderate-income census tracts in Lorain County, Ohio. Charleston Insurance Agency, Inc., offers life, long-term-care insurance and fixed-annuity products. Charleston Title Agency, LLC, offers traditional title services.

Lorain National Bank serves customers through 21 retail-banking centers and 27 ATMs in Ohio's Lorain, eastern Erie and western Cuyahoga counties. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, including Forms 10-K, 10-Q and 8-K, please visit http://www.4lnb.com.

This press release contains forward-looking statements based on current expectations that are covered under the "safe-harbor" provision of the Securities Litigation Reform Act of 1995. Certain forward-looking statements, which involve inherent risks and uncertainties, are described in LNB Bancorp's filings with the Securities and Exchange Commission. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc., conducts its operations.